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                                                                   EXHIBIT 99.11

                                                                  CONFORMED COPY


                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT

          Amendment, dated as of January 10, 1996 (this "Amendment"), to the Rights Agreement dated as of January 10, 1996 (the "Rights Agreement") between Loral Corporation, a New York corporation (the "Company"), and The Bank of New York, a New York banking corporation, as Rights Agent (the "Rights Agent"). Capitalized terms which are not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Rights Agreement.

                              W I T N E S S E T H:

          WHEREAS, the Company has entered into an Agreement and Plan of Merger dated as of January 7, 1996 (as may be amended or supplemented from time to time, the "Merger Agreement") with Lockheed Martin Corporation, a Maryland corporation ("Parent"), and LAC Acquisition Corporation, a New York corporation and a wholly-owned subsidiary of Parent ("Purchaser");

          WHEREAS, the Board of Directors of the Company has determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of the stockholders of the Company;

          WHEREAS, the Merger Agreement requires the Company and the Rights Agent to enter into this Amendment;

          WHEREAS, as provided in Section 26 of the Rights Agreement, the interests of the holders of Rights thereunder are currently deemed to be coincident with the interests of the Company's stockholders;

          WHEREAS, in order to further clarify the provisions of the Rights Agreement and the relationship between the Parent, Purchaser and the Company and to further facilitate the transactions contemplated by the Merger Agreement, the Company (x) has determined that it is necessary and desirable to amend the Rights Agreement in the manner provided herein, and (y) shall execute and deliver to the Rights Agent the officer's certificate with respect to this Amendment provided for in Section 26 of the Rights Agreement; and

          WHEREAS, in connection with such proposed amendment to the Rights Agreement, the Company and the Rights Agent have agreed to amend the Rights Agreement in accordance with Section 26 thereof in the manner provided herein.

          NOW, THEREFORE, in consideration of the premises and the agreements herein set forth, the parties hereby agree as follows:
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          1.   Section 1(a) of the Rights Agreement is hereby modified and amended to insert the following sentence at the end of such Section:

          "Notwithstanding anything to the contrary contained in this Agreement, for so long as the Merger Agreement (as defined below) shall remain in full force and effect, neither the execution, delivery nor performance of the Agreement and Plan of Merger dated as of January 7, 1996 (as may be amended or supplemented from time to time, the "Merger Agreement"), by and among the Company, Lockheed Martin Corporation, a Maryland corporation ("Parent"), and LAC Acquisition Corporation, a New York corporation and a wholly-owned subsidiary of Parent ("Purchaser"), nor the execution, delivery nor performance of the Distribution Agreement (as defined in the Merger Agreement), nor the consummation of the transactions contemplated pursuant to (x) the Merger Agreement (including, without limitation, the publication or other commencement of the Offer and the consummation of the Offer and the Merger (such capitalized terms, as defined in the Merger Agreement)) or (y) the Distribution Agreement (including, without limitation, the consummation of the Restructuring and the Distribution (such capitalized terms, as defined in the Distribution Agreement)), shall cause either the Parent or Purchaser or any of their respective Affiliates or Associates to become or to be deemed Acquiring Persons."

          2. Section 1(r) of the Rights Agreement is hereby modified and amended to insert the following sentence at the end of such Section:

          "Notwithstanding anything to the contrary contained in this Agreement, for so long as the Merger Agreement shall remain in full force and effect, the term "Exempted Person" shall include Parent, Purchaser and each of their respective Affiliates and Associates, and neither the Parent, Purchaser nor any of their respective Affiliates or Associates shall be deemed Acquiring Persons."

          3. Sections 1(gg), 1(ii) and 1(qq) of the Rights Agreement are each hereby modified and amended to insert the following sentence at the end of each such Section:

          "Notwithstanding anything to the contrary contained in this Agreement, for so long as the Merger Agreement shall remain in full force and effect, neither the execution, delivery nor performance of the Merger Agreement (as defined in Section 1(a) hereof (as
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          amended)), nor the execution, delivery nor performance of the
          Distribution Agreement (as defined in the Merger Agreement), nor the consummation of the transactions contemplated pursuant to (x) the Merger Agreement (including, without limitation, the publication or other commencement of the Offer and the consummation of the Offer and the Merger (such capitalized terms, as defined in the Merger Agreement)) or (y) the Distribution Agreement (including, without limitation, the consummation of the Restructuring and the Distribution (such capitalized terms, as defined in the Distribution Agreement)), shall result in a Section 11(a)(ii) Event, a Section 13 Event or a Triggering Event. In addition, notwithstanding anything to the contrary contained in this Agreement, no acquisition of shares of Common Stock nor of any other securities of the Company (nor the acquisition of any rights to any of the foregoing) by the Parent, Purchaser or any of their respective Affiliates or Associates as contemplated by the terms of the Merger Agreement or the Distribution Agreement, shall result in a Section 11(a)(ii) Event, a Section 13 Event or a Triggering Event."

          4. Section 3(a) of the Rights Agreement is hereby modified and amended to insert the following sentence at the end of such Section:

          "Notwithstanding anything to the contrary contained in this Agreement, for so long as the Merger Agreement shall remain in full force and effect, neither the execution, delivery nor performance of the Merger Agreement (as defined in Section l(a) hereof (as amended)), nor the execution, delivery nor performance of the Distribution Agreement (as defined in the Merger Agreement), nor the consummation of the transactions contemplated pursuant to (x) the Merger Agreement (including, without limitation, the publication or other commencement of the Offer and the consummation of the Offer and the Merger (such capitalized terms, as defined in the Merger Agreement)) or (y) the Distribution Agreement (including, without limitation, the consummation of the Restructuring and the Distribution (such capitalized terms, as defined in the Distribution Agreement)), shall cause either the occurrence of a Distribution Date or a Stock Acquisition Date or cause or require the distribution of any Rights Certificates to the record holders of shares of Common Stock. In addition, notwithstanding anything to the contrary contained in this Agreement, no acquisition of shares of Common Stock nor of any other securities of the Company (nor the acquisition of any rights to any of the foregoing) by the Parent, Purchaser or any of
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          their respective Affiliates or Associates as contemplated by the terms of the Merger Agreement or the Distribution Agreement, shall cause either the occurrence of a Distribution Date or a Stock Acquisition Date or cause or require the distribution of any Rights Certificates to the record holders of shares of Common Stock."

          5. This Amendment is irrevocable and shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          6. Parent, Purchaser and their respective Affiliates and Associates shall be third party beneficiaries of this Amendment.

          7. This Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

          8. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement. This Amendment shall be effective as of the date first above stated, and for so long as the Merger Agreement shall remain in full force and effect, and except as set forth herein, the Rights Agreement, as amended hereby and as heretofore amended, shall remain in full force and effect and shall be otherwise unaffected hereby.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.


                         By: /s/Eric J. Zahler
                             -----------------
                             Name:  Eric J. Zahler
                             Title: Vice President & General
                                     Counsel




                         THE BANK OF NEW YORK,
                          as Rights Agent


                         By: /s/Vincent J. Cahill Jr.
                             ------------------------
                             Name:  Vincent J. Cahill Jr.
                             Title: Vice President
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                             OFFICER'S CERTIFICATE


          Reference is hereby made to the Rights Agreement dated as of January 10, 1996 (the "Rights Agreement") between Loral Corporation, a New York corporation (the "Company") and The Bank of New York, a New York banking corporation, as Rights Agent (the "Rights Agent"). The undersigned, in his capacity as an authorized officer of the Company, hereby certifies to the Rights Agent that the form of proposed amendment to the Rights Agreement, a copy of which is attached hereto, is in compliance with the terms of Section 26 of the Rights Agreement.


                               LORAL CORPORATION


                               By: /s/Eric J. Zahler
                                   ----------------------------------
                                   Name:  Eric J. Zahler
                                   Title: Vice President & General
                                           Counsel